EXHIBIT 23




                          Independent Auditors' Consent



The Board of Directors
Citizens Utilities Company:


We consent to the incorporation by reference in the Registration Statement (No. 333-35527) on Form S-1, in the Registration Statement (No. 33-1880) on
Form S-3, in the Registration Statement (No. 33-44068) on Form S-3, in the Registration Statement (No. 33-44069) on Form S-3, in the Registration Statement (No. 33-41379) on Form S-3, in the Registration Statement (No. 33-51529) on Form S-3, in the Registration Statement (No. 33-52873) on Form S-3, in the Registration Statement (No. 33-55075) on Form S-3, in the
Registration Statement (No. 33-60729) on Form S-3, in the Registration Statement (No. 33-63615) on Form S-3, in the Registration Statement (No. 333-7047) on Form S-3, in the Registration Statement (No. 333-18049) on Form S-3, in the Registration Statement (No. 33-40069) on Form S-4, in the Registration Statement (No. 333-71821) on Form S-8, in the Registration Statement (No. 333-71597) on Form S-8, in the Registration Statement
(No. 333-71029) on Form S-8, in the Registration Statement (No. 33-7177) on Form S-8, in the Registration Statement (No. 33-37602) on Form S-8, in the Registration Statement (No. 33-42972) on Form S-8, in the Registration Statement (No. 33-41682) on Form S-8, in the Registration Statement (No. 33-39455) on Form S-8, in the Registration Statement (No. 33-39566)on Form S-8, in the Registration Statement (No. 33-48683) on Form S-8, in the
Registration Statement (No. 33-54376) on Form S-8 of Citizens Utilities Company of our report dated March 5, 1999, relating to the consolidated balance sheets of Citizens Utilities Company and subsidiaries as of December 31, 1998, 1997, and 1996 and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1998 annual report on Form 10-K of Citizens Utilities Company.




                                                 KPMG LLP



New York, New York
March 11, 1999